UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 20, 2009

KESSELRING HOLDING CORPORATION
 (Exact name of registrant as specified in charter)

Delaware	000-52375	20-4838580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

602 West Valley Mall Blvd, Union Gap, WA 98901
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (509) 453-4683

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement
Item 3.02                      Unregistered Sales of Equity Securities

On November 20, 2009, Kesselring Holding Corp. (the “Company”) entered into a conversion agreement with Southtech Solutions, Inc. (“Southtech”) pursuant to which the Company agreed to convert $20,000 in outstanding fees owed to Southtech into 2,000,000 shares of common stock.  The above transaction was approved by the sole director of the Company.  As a result, as of November 20, 2009, the outstanding shares of common stock of the Company is 38,046,321.

The issuance of the shares of common stock was made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and/or Rule 506 promulgated under Regulation D thereunder. Southtech is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

The foregoing information is a summary of each of the agreements involved in the transaction described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this financing transaction.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro Forma Financial statements.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

Exhibit Number	Description
10.1	Conversion Agreement entered by and between Kesselring Holding Corp. and Southtech Solutions, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

KESSELRING HOLDING CORPORATION

Date: November 20, 2009	By:	/s/ Joseph Silva
Name: Joseph Silva
Title: CEO and CFO

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